Exhibit 5.1

Alana L. Griffin	P.O. Box 120
Deputy General Counsel	Columbus, GA 31902
706.644.2485
706.644.1957 Fax
alanagriffin@synovus.com

July 18, 2013

Securities and Exchange Commission

Station Place

100 F Street, N.E.

Washington, D.C. 20549

Re:	Registration of an indeterminate amount of Securities

Ladies and Gentlemen:

I am the Deputy General Counsel of Synovus Financial Corp., a Georgia corporation (the “Company”). This opinion is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an indeterminate amount of:

(a)	shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”);

(b)	shares of Preferred Stock, no par value, of the Company (the “Preferred Stock”);

(c)	Preferred Stock purchase rights (the “Rights”)

(d)	depositary shares to purchase a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), which may be issued under one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”);

(e)	warrants to purchase Common Stock (the “Warrants”);

(f)	senior debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), a subordinated debt indenture (the “Subordinated Debt Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”) and a junior subordinated debt indenture (the “Junior Subordinated Debt Indenture,” and together with the Senior Debt Indenture and the Subordinated Debt Indenture, the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Debt Trustee” and, together with the Senior Debt Trustee and the Subordinated Debt Trustee, the “Trustees”);

(g)	purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and

(h)	Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants and Purchase Contracts or any combination thereof that may be offered in the form of units (the “Units”) to be issued under one or more unit agreements (a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units.

The Common Stock, Preferred Stock, Rights, Depositary Shares, Warrants, Debt Securities, Purchase Contracts and the Units are collectively referred to herein as the “Securities”.

July 18, 2013

In rendering the opinions expressed herein, and except as hereinafter limited, I have examined the Registration Statement and records of the proceedings of the Board of Directors of the Company deemed by me to be relevant to this opinion letter. I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, I am of the opinion that:

(i)	Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Common Stock, and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

(ii)	Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Preferred Stock and (c) the Preferred Stock has been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement, will be duly authorized, validly issued, fully paid and nonassessable;

(iii)	Any Rights, when issued in accordance with the that certain Shareholder Rights Plan, dated as of April 26, 2010 and as amended, between the Company and American Stock Transfer & Trust Company LLC, as the Rights Agent, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(iv)	Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent a fractional interest in, or multiple shares of, validly issued, fully paid and non-assessable Preferred Stock;

(v)	Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(vi)

Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and

July 18, 2013

establish the terms of the Debt Securities and to authorize and approve the issuance thereof , (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, provided that I express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(vii)	Any Purchase Contracts, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof ; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

(viii)	Any Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof ; (b) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (c) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (d) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is delivered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect this opinion and the other statements expressed herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or replied upon by any other person or for any other purpose without my prior express written consent.

July 18, 2013

I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving my consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Alana L. Griffin
Alana L. Griffin